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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                December 5, 2002
                Date of Report: (Date of earliest event reported)


                     Computer Associates International, Inc.
                ------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

             Delaware                   1-9247                 13-2857434
   --------------------------      ---------------       ----------------------
 (State or Other Jurisdiction        (Commission             (IRS Employer
       of incorporation)             File Number)          Identification No.)

    One Computer Associates Plaza, Islandia, New York             11749
    -------------------------------------------------           ---------
        (Address of Principal Executive Offices)               (Zip Code)

       Registrant's telephone number, including area code: (631) 342-6000
                                 Not Applicable
                        --------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS.

         On December 5, 2002, Computer Associates International, Inc. (the "Company") announced that it proposed to sell approximately $400 million principal amount of Convertible Senior Notes due 2009 through a private offering to be issued pursuant to Rule 144A and offshore under Regulation S. The Company's press release dated December 5, 2002, relating to the proposed offering and issued pursuant to Rule 135c under the Securities Act of 1933, as amended, is attached hereto as Exhibit 99.1. Also on December 5, 2002, the Company announced the pricing of a private offering of up to $460 million aggregate principal amount of 1 5/8% Convertible Senior Notes due in 2009 (the "Notes") to be issued pursuant to Rule 144A and offshore under Regulation S. The Company's press release dated December 5, 2002, relating to the offering and issued pursuant to Rule 135c under the Securities Act of 1933, as amended, is attached hereto as Exhibit 99.2. On December 11, 2002, the Company announced the closing of the sale of the Notes. The Company's press release dated December 11, 2002, relating to the sale and issued pursuant to Rule 135c under the Securities Act of 1933, as amended, is attached hereto as Exhibit 99.3.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Not applicable.
(b)     Not applicable.
(c)     Exhibits.

Exhibit No.   Exhibit
-----------   -------

99.1 Press Release of Computer Associates International, Inc. dated December 5, 2002.

99.1 Press Release of Computer Associates International, Inc. dated December 5, 2002.

99.2 Press Release of Computer Associates International, Inc. dated December 11, 2002.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Computer Associates International, Inc.



Dated: December 13, 2002           By: /s/ Ira Zar
                                       ---------------------------------------
                                       Ira Zar
                                       Executive Vice President and
                                       Chief Financial Officer